Exhibit 99.1

NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com
CR-07-35
THE GEO GROUP REPORTS THIRD QUARTER 2007 RESULTS
•	3Q GAAP Income from Continuing Operations Increased to $12.3 Million — $0.24 EPS

•	3Q Pro-Forma Income from Continuing Operations Increased to $14.9 Million — $0.29 EPS

•	3Q Revenue Increased to $267.0 Million from $218.9 Million

•	GEO Revises 4Q07 Guidance — Pro Forma EPS Range of $0.26 to $0.27

•	GEO Issues Initial 2008 Guidance — Pro Forma EPS Range of $1.27 to $1.35
Boca Raton, Fla. — November 9, 2007 — The GEO Group (NYSE: GEO) (“GEO”) today reported third quarter and year-to-date 2007 financial results. All financial results in this press release have been adjusted to reflect the effect of GEO’s June 1, 2007 2-for-1 stock split as well as GEO’s October 2, 2006 3-for-2 stock split.
GEO reported third quarter 2007 GAAP Income from Continuing Operations of $12.3 million, or $0.24 per share, based on 51.8 million diluted weighted average shares outstanding, compared to $8.7 million, or $0.22 per share, based on 40.0 million diluted weighted average shares outstanding in the third quarter of 2006. For the first nine months of 2007, GEO reported GAAP Income from Continuing Operations of $29.8 million, or $0.62 per share, based on 48.3 million diluted weighted average shares outstanding compared to $19.8 million, or $0.58 per share, based on 34.2 million diluted weighted average shares outstanding for the first nine months of 2006.
Third quarter 2007 Pro Forma Income from Continuing Operations increased to $14.9 million, or $0.29 per share, based on 51.8 million diluted weighted average shares outstanding, from Pro Forma Income from Continuing Operations of $9.2 million, or $0.23 per share, based on 40.0 million diluted weighted average shares outstanding in the third quarter of 2006. For the first nine months of 2007, Pro Forma Income from Continuing Operations increased to $37.5 million, or $0.78 per share, on 48.3 million diluted weighted average shares outstanding, from Pro Forma Income from Continuing Operations of $21.7 million, or $0.63 per share, based on 34.2 million diluted weighted average shares outstanding for the first nine months of 2006. GEO’s third quarter 2007 pro forma earnings results exclude $1.7 million, or $0.03 per share, in after-tax start-up expenses; $0.5 million, or $0.01 per share, in after-tax construction overrun expenses related to expansions at GEO’s South Bay Correctional and Moore Haven Correctional Facilities in Florida; and $0.4 million, or $0.01 per share, in after-tax phase-out expenses associated with GEO’s discontinuation of its contract for the management of the 489-bed Dickens County Correctional Center in Texas.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our third quarter earnings results which reflect strong performance from our three business units. We continue to have a strong pipeline of projects under development and new business development opportunities for U.S. Corrections, International Services, and GEO Care.”
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Pro Forma Income from Continuing Operations excludes the items set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP Income from Continuing Operations for the third quarter and first nine months of 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Pro Forma Income from Continuing Operations.
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations
(In thousands except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	30-Sep-07	1-Oct-06	30-Sep-07	1-Oct-06
Income from continuing operations	$12,325	$8,666	$29,788	$19,771
Start-up expenses, net of tax	1,684	530	3,769	1,119
Construction overrun expenses, net of tax	536	—	536	—
Contract phase-out expenses, net of tax	389	—	389	—
Write of deferred financing fees, net of tax	—	—	2,972	803

Pro forma income from continuing operations	$14,934	$9,196	$37,454	$21,693

Diluted earnings per share
Income from Continuing Operations	$0.24	$0.22	$0.62	$0.58
Start-up expenses, net of tax	0.03	0.01	0.08	0.03
Construction overrun expenses, net of tax	0.01	—	0.01	—
Contract phase-out expenses, net of tax	0.01	—	0.01	—
Write of deferred financing fees, net of tax	—	—	0.06	0.02

Diluted pro forma earnings per share	$0.29	$0.23	$0.78	$0.63

Weighted average shares outstanding	51,770	40,020	48,320	34,248
Revenue
GEO reported third quarter 2007 revenue of $267.0 million compared to $218.9 million in the third quarter of 2006. Exclusive of pass-through construction revenues, GEO reported third quarter 2007 operating revenues of $233.8 million. U.S. Corrections revenue for the third quarter of 2007 increased to $169.4 million from $153.9 million for the third quarter of 2006. International Services revenue for the third quarter of 2007 increased to $33.5 million from $26.8 million for the third quarter of 2006. GEO Care revenue for the third quarter of 2007 increased to $30.9 million from $19.8 million for the third quarter of 2006.
For the first nine months of 2007, GEO reported revenue of $762.2 million compared to $613.5 million for the first nine months of 2006. Exclusive of pass-through construction revenues, GEO reported operating revenues of $681.0 million for the first nine months of 2007. U.S. Corrections revenue for the first nine months of 2007 increased to $502.8 million from $451.4 million for the first nine months of 2006. International Services revenue for the first nine months of 2007 increased to $95.7 million from $74.8 million for the first nine months of 2006. GEO Care revenue for the first nine months of 2007 increased to $82.6 million from $50.2 million for the first nine months of 2006.
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Adjusted EBITDA
Third quarter 2007 Adjusted EBITDA increased to $39.2 million from $24.3 million in the third quarter of 2006. Adjusted EBITDA for the first nine months of 2007 increased to $106.1 million from $66.0 million for the first nine months of 2006. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net Income for the third quarter and first nine months of 2007.
Table 2. Reconciliation from Adjusted EBITDA to GAAP Net Income
(In thousands)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	30-Sep-07	1-Oct-06	30-Sep-07	1-Oct-06
Net income	$12,738	$8,642	$30,368	$19,516
Discontinued operations	(413)	24	(580)	255
Interest expense, net	6,055	3,804	21,513	14,189
Income tax provision	7,385	4,854	17,530	11,142
Depreciation and amortization	9,179	6,080	24,931	17,768

EBITDA	$34,944	$23,404	$93,762	$62,870
Adjustments, pre-tax
Start-up expenses	2,716	862	6,081	1,811
Construction overrun expenses	864	—	864	—
Contract phase-out expenses	628	—	628	—
Write of deferred financing fees	—	—	4,794	1,295

Adjusted EBITDA	$39,152	$24,266	$106,129	$65,976

Adjusted Free Cash Flow
Adjusted Free Cash Flow for the third quarter of 2007 increased to $29.0 million from $14.6 million for the third quarter of 2006. Adjusted Free Cash Flow for the first nine months of 2007 increased to $63.1 million from $38.1 million for the first nine months of 2006. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow. The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP Income from Continuing Operations for the third quarter and first nine months of 2007.
Table 3. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations
(In thousands)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	30-Sep-07	1-Oct-06	30-Sep-07	1-Oct-06
Income from Continuing Operations	$12,325	$8,666	$29,788	$19,771
Depreciation and Amortization	9,179	6,080	24,931	17,768
Income Tax Provision	7,385	4,854	17,530	11,142
Income Taxes Paid	(3,028)	(4,270)	(16,745)	(9,137)
Stock Based Compensation Included in G&A	1,020	427	2,374	918
Maintenance Capital Expenditures	(2,499)	(2,016)	(7,796)	(5,337)
Equity in Earnings of Affiliates, Net of Income Tax	(591)	(410)	(1,480)	(1,038)
Minority Interest	90	71	281	45
Amortization of Debt Costs and Other Non-Cash Interest	913	312	1,865	880
Write-off of Deferred Financing Fees	—	—	4,794	1,295
Start-Up Expenses	2,716	862	6,081	1,811
Construction Overrun Expenses	864	—	864	—
Contract Phase-out Expenses	628	—	628	—

Adjusted Free Cash Flow	$29,002	$14,576	$63,115	$38,118

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Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income from Continuing Operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses, Construction Overrun Expenses, Contract Phase-out Expenses, and Write-off of Deferred Financing Fees as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses, Construction Overrun Expenses, Contract Phase-out Expenses, and Write-off of Deferred Financing Fees as set forth in Table 2 above. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in Table 3 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included above in Tables 1, 2, and 3, respectively. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
2007 Financial Guidance
GEO is maintaining its fourth quarter 2007 operating revenue guidance in a range of $225 million to $230 million exclusive of pass-through construction revenues. GEO is revising its fourth quarter 2007 earnings guidance to a pro forma range of $0.26 to $0.27 per share, exclusive of $0.02 per share in after-tax start-up expenses; $0.01 per share in phase out costs related to the discontinuation of GEO’s contracts for the management and operation of the 200-bed Coke County Juvenile Justice Center and the 489-bed Dickens County Correctional Center in Texas; and $0.01 per share associated with the write-off of deferred acquisition expenses.
As a result of GEO’s revised fourth quarter earnings results, GEO is revising its full-year 2007 revenue guidance to a range of $906 million to $911 million, exclusive of pass-through construction revenues, and full-year 2007 earnings guidance to a pro forma range of $1.04 to $1.05 per share, exclusive of the third and fourth quarter items discussed in this press release as well as $0.06 per share associated with the write-off of deferred financing fees during the first quarter of 2007 and after-tax start-up expenses related to facility openings.
GEO is revising its fourth quarter 2007 financial guidance primarily because of a seasonal decline in federal detainee populations, which GEO had historically experienced in the fourth quarter of the year prior to 2006. In the fourth quarter of 2006, GEO did not experience a seasonal decline in federal detainee populations and did not budget for a seasonal decline in the fourth quarter of 2007. The seasonal decline has led to a temporary delay in the intake of detainees at the 576-bed expansion of GEO’s Val Verde Correctional Facility in Del Rio, Texas and the recently renovated 416-bed LaSalle Detention Facility in Jena, Louisiana.
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The following table provides a quarterly breakdown of GEO’s revised financial guidance for 2007.
2007 Operating Revenue Guidance (In Millions)
(Exclusive of Pass-Through Construction Revenue)

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	FY 2007
Revenue Guidance (November 9, 2007)	$215.3A	$231.9A	$233.8A	$225 - $230	$906 - $911

2007 Earnings Per Share

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	FY 2007
GAAP EPS Guidance (November 9, 2007)	$0.13A	$0.24A	$0.24A	$0.22 - $0.23	$0.85 - $0.86
After-Tax Start-Up Expenses	$0.02A	$0.02A	$0.03A	$0.02	$0.09
Deferred Financing Fees	$0.07A	—	—	—	$0.06
Construction Overrun Expenses	—	—	$0.01A	—	$0.01
Contract Phase-out Expenses	—	—	$0.01A	$0.01	$0.02
Deferred Acquisition Expenses	—	—	—	$0.01	$0.01

Revised Pro Forma Guidance (November 9, 2007)	$0.22A	$0.26A	$0.29A	$0.26 - $0.27	$1.04 - $1.05

Diluted Weighted Average Shares Outstanding (In Millions)	41.6	51.6	51.8	51.8	49.2
2008 Financial Guidance
GEO has issued initial financial guidance for 2008. GEO expects 2008 operating revenues to be in the range of $1.01 billion to $1.03 billion, excluding pass-through construction revenues. GEO expects 2008 earnings to be in the pro forma range of $1.27 to $1.35 per share, exclusive of $0.13 per share in after-tax start-up expenses associated with facility openings and $0.02 per share in after-tax bid and proposal expenses related to significant business development opportunities GEO intends to pursue during the first half of 2008 in the United Kingdom and South Africa, where the governments have announced solicitations for 1,200 beds and 15,000 beds respectively.
GEO expects first quarter 2008 revenues to be in the range of $240 million to $245 million, excluding pass-through construction revenues, and earnings to be in the pro forma range of $0.25 to $0.27 per share, excluding $0.02 per share in after-tax start-up expenses and $0.01 per share in after-tax bid and proposal expenses related to significant business development opportunities GEO intends to pursue internationally. In addition, GEO’s first quarter 2008 earnings per share estimate reflects higher payroll tax costs estimated at $0.02 per share which are front-loaded in the first quarter of the year.
GEO expects second quarter 2008 revenues to be in the range of $245 million to $250 million, excluding pass-through construction revenues, and earnings to be in the pro forma range of $0.30 to $0.32 cents per share, excluding $0.02 per share in after-tax start-up expenses and $0.01 per share in after-tax bid and proposal expenses related to significant business development opportunities GEO intends to pursue internationally.
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GEO expects third quarter 2008 revenues to be in the range of $255 million to $260 million, excluding pass-through construction revenues, and earnings to be in the pro forma range of $0.33 to $0.35 cents per share, excluding $0.08 per share in after-tax start-up expenses.
GEO expects fourth quarter 2008 revenues to be in the range of $270 million to $275 million, excluding pass-through construction revenues, and earnings to be in the pro forma range of $0.39 to $0.41 per share, excluding $0.01 per share in after-tax start-up expenses.
GEO’s 2008 guidance is based on a number of assumptions related to GEO’s business including the continued operation of GEO’s current contracts at projected occupancy levels; the activation of GEO’s announced projects under development as scheduled; the successful renegotiation of GEO’s existing California contracts; and the activation of one new contract by GEO Care in the second half of the year. GEO’s initial 2008 guidance does not include the potential reactivation of GEO’s 530-bed North Lake Correctional Facility in Baldwin, Michigan and GEO’s 200-bed Coke County Juvenile Justice Center in Bronte, Texas or any additional contract wins by GEO’s three business units of U.S. Corrections, International Services, and GEO Care, which could represent additional upside to GEO’s initial projections for 2008.
The following table provides a quarterly breakdown of GEO’s financial guidance for 2008.
2008 Operating Revenue Guidance (In Millions)
(Exclusive of Pass-Through Construction Revenue)

	1Q 2008	2Q 2008	3Q 2008	4Q 2008	FY 2008
Revenue Guidance (November 9, 2007)	$240 - $245	$245 - $250	$255 - $260	$270 - $275	$1,010 - $1,030

2008 Earnings Per Share

	1Q 2008	2Q 2008	3Q 2008	4Q 2008	FY 2008
GAAP EPS Guidance (November 9, 2007)	$0.22 - $0.24	$0.27 - $0.29	$0.25 - $0.27	$0.38 - $0.40	$1.12 - $1.20
After-Tax Start-Up Expenses	$0.02	$0.02	$0.08	$0.01	$0.13
After-Tax International Bid and Proposal Expenses	$0.01	$0.01	—	—	$0.02
Revised Pro Forma Guidance (November 9, 2007)	$0.25 - $0.27	$0.30 - $0.32	$0.33 - $0.35	$0.39 - $0.41	$1.27 - $1.35

Diluted Weighted Average Shares Outstanding (In Millions)	51.8	51.8	51.8	51.8	51.8
Mr. Zoley stated, “Our initial guidance for 2008 reflects more than 30 percent pro forma net income growth and approximately 13 percent revenue growth from 2007. This significant growth is driven by the financial normalization of ten new facilities opened or expanded during 2007 and seven additional facilities opening or expanding in 2008. The GEO Group continues to experience favorable trends in the privatization of correctional, detention, and mental health facilities in the United States and internationally by its three business units. In order to better position the Company to expand internationally, we anticipate the need to make a significant investment of approximately $1.5 million in bid and proposal expenses during the first half of 2008 to pursue very unique opportunities in the United Kingdom and South Africa which total more than 16,000 beds, representing more than a quarter of our existing company-wide capacity.”
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Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 9:00 AM (Eastern Time) today to discuss GEO’s third quarter 2007 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-383-7998 and the international call-in number is 1-617-597-5329. The participant pass-code for the conference call is 39833879. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 9, 2007 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 79777383. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 68 correctional and residential treatment facilities with a total design capacity of approximately 59,000 beds, including projects under development.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2007 and 2008 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Third quarter and nine months financial tables to follow:
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED
SEPTEMBER 30, 2007 AND OCTOBER 1, 2006
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	30-Sept-07	1-Oct-06	30-Sept-07	1-Oct-06
Revenues	$267,009	$218,909	$762,195	$613,478
Operating expenses	216,512	181,771	617,989	507,932
Depreciation and amortization	9,179	6,080	24,931	17,768
General and administrative expenses	16,054	14,073	46,849	42,374

Operating income	25,264	16,985	72,426	45,404
Interest income	2,296	2,783	6,536	7,806
Interest expense	(8,351)	(6,587)	(28,049)	(21,995)
Write off of deferred financing fees from extinguishment of debt	—	—	(4,794)	(1,295)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	19,209	13,181	46,119	29,920
Provision for income taxes	7,385	4,854	17,530	11,142
Minority interest	(90)	(71)	(281)	(45)
Equity in earnings of affiliate, net of income tax provision of $258, $15, $690 and $55	591	410	1,480	1,038

Income from continuing operations	12,325	8,666	29,788	19,771
Income (loss) from discontinued operations, net of tax provision (benefit) of $269, $(13), $378 and $(139)	413	(24)	580	(255)

Net income	$12,738	$8,642	$30,368	$19,516

Weighted-average common shares outstanding:
Basic	50,331	38,526	46,853	32,986

Diluted	51,770	40.020	48.320	34,248

Income per common share:
Basic:
Income from continuing operations	$0.24	$0.22	$0.64	$0.60
Income (loss) from discontinued operations	0.01	—	0.01	(0.01)

Net income per share-basic	$0.25	$0.22	$0.65	$0.59

Diluted:
Income from continuing operations	$0.24	$0.22	$0.62	$0.58
Income (loss) from discontinued operations	0.01	—	0.01	(0.01)

Net income per share-diluted	$0.25	$0.22	$0.63	$0.57

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The GEO Group, Inc.
Operating Data

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	30-Sept-07	01-Oct-06	30-Sept-07	1-Oct-06
*Revenue-producing beds	49,900	46,389	49,900	46,389
*Compensated man-days	4,302,185	3,997,644	12,715,398	11,643,107
*Average occupancy[1]	96.8%	97.8%	97.0%	97.1%

*Includes International Services and GEO Care

[1]Does not include GEO’s idle facilities.
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
(In thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$56,276	$111,520
Restricted cash	13,095	13,953
Accounts receivable, less allowance for doubtful accounts of $806 and $902	176,553	162,867
Deferred income tax asset	16,152	19,492
Other current assets	21,717	14,922

Total current assets	283,793	322,754

Restricted Cash	26,480	19,698
Property and Equipment, Net	740,353	287,374
Assets Held for Sale	1,265	1,610
Direct Finance Lease Receivable	44,597	39,271
Deferred income tax assets, net	2,858	4,941
Goodwill and Other Intangible Assets, Net	40,009	41,554
Other Non Current Assets	34,448	26,251

	$1,173,803	$743,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$56,195	$48,890
Accrued payroll and related taxes	26,485	31,320
Accrued expenses	75,260	77,675
Current portion of deferred revenue	142	1,830
Current portion of capital lease obligations, long-term debt and non-recourse debt	22,106	12,685
Current liabilities of discontinued operations	—	1,303

Total current liabilities	180,188	173,703

Deferred Revenue	—	1,755
Minority Interest	1,912	1,297
Other Non Current Liabilities	25,117	24,816
Capital Lease Obligations	16,005	16,621
Long-Term Debt	305,410	144,971
Non-Recourse Debt	131,996	131,680
Total shareholders’ equity	513,175	248,610

	$1,173,803	$743,453

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